Exhibit 99.1

Clarus Reports Record Third Quarter 2018 Results and Increases Full-Year Adjusted EBITDA Margin Outlook

– Sales up 22% to a Q3 Record $55.7 Million With Gross Margin up 230 Basis Points to 35.7% –

– Fiscal 2018 Sales Now Expected at Upper End of $205-210 Million Range, Adjusted EBITDA Margin Revised Upward to 9.5% –

SALT LAKE CITY, Utah – November 5, 2018 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights vs. Same Year-Ago Quarter

•	Sales up 22% to a record $55.7 million.
•	Gross margin up 230 basis points to 35.7%.
•	Net income improved significantly to $4.1 million or $0.14 per share, compared to a net loss of $1.6 million or $(0.05) per share.
•	Adjusted net income before non-cash items increased significantly to a record $7.0 million or $0.23 per share, compared to $2.9 million or $0.10 per share.
•	Adjusted EBITDA improved significantly to a record of $7.1 million compared to $3.0 million.
•	Repurchased 417,237 shares of the Company’s common stock for approximately $3.3 million, excluding fees and expenses, in connection with Clarus’ modified Dutch auction tender offer.
•	Continued quarterly cash dividend of $0.025 per share ($0.10 per share on an annualized basis).

Management Commentary

“The record results of our third quarter continued to prove the momentum in our brands and reinforce that our strategy is gaining strength,” said John Walbrecht, president of Clarus. “We realized 12% growth from Black Diamond, driven by 17% growth in mountain, 14% growth in climb and a 40% increase in apparel, as well as 35% pro forma growth in Sierra. These results were due to our continued focus on product innovation and an accelerated go-to-market strategy, supported by strong order fulfillment.

“We leveraged these strong top-line results into even higher profitability growth and increased adjusted EBITDA by more than two-fold. In addition, we improved free cash flow for the nine months ended September 2018 by $24 million compared to the same period in 2017.

“We expect the momentum of our business to continue through 2018, supported by key product innovations across all of Black Diamond’s primary product categories, particularly within climb and apparel, and executing a go-to-market strategy at Sierra focused on new product introductions and consumer engagement.”

Third Quarter 2018 Financial Results

Sales in the third quarter of 2018 increased 22% to $55.7 million compared to $45.8 million in the same year-ago quarter. The increase was driven by an incremental $4.9 million in sales generated by Sierra, which was acquired on August 21, 2017, and continued strong growth across the Black Diamond® brand. On a constant currency basis, total sales were up 21%.

On a pro forma basis, as if Clarus owned Sierra during the entire third quarter of 2017, consolidated sales in the third quarter of 2018 increased 15%, comprised of 12% growth from Black Diamond and 35% growth from Sierra.

Gross margin increased 230 basis points to 35.7% compared to 33.4% in the year-ago quarter. The increase was primarily due to a favorable mix of higher margin products and distribution channels, the continued optimization of the Company’s sourcing strategy, and more normalized levels of discontinued merchandise.

Selling, general and administrative expenses in the third quarter increased to $15.8 million compared to $14.4 million in the year-ago quarter. The increase was due to strategic investments that seek to drive innovation and growth, as well as higher stock-based compensation and purchase accounting amortization expense associated with Sierra. Overall, the Company continued to prudently manage expenses given its revenue growth.

Net income in the third quarter improved significantly to $4.1 million or $0.14 per diluted share, compared to a net loss of $1.6 million or $(0.05) per diluted share in the year-ago quarter. Net income in the third quarter of 2018 included $2.8 million of non-cash items and minimal transaction and restructuring costs, compared to $2.7 million of non-cash items, $1.9 million in transaction costs and minimal restructuring costs in the third quarter of 2017.

Adjusted net income, which excludes the non-cash items, as well as transaction and restructuring costs, increased significantly to a record $7.0 million or $0.23 per diluted share, compared to $2.9 million or $0.10 per diluted share in the third quarter of 2017.

Adjusted EBITDA also increased significantly to a record $7.1 million compared to $3.0 million in the third quarter of 2017. As a percentage of sales, adjusted EBITDA increased approximately 500 basis points to 13% compared to 7% in the year-ago period.

Net cash provided by (used in) operating activities for the nine months ending September 30, 2018, and 2017 were $7.6 million and $(16.6) million, respectively. Capital expenditures for the first nine months of 2018 was $1.8 million compared to $1.9 million in the same period in 2017. Free cash flow, defined as net cash provided by operating activities less capital expenditures, during the first nine months of 2018 was $5.8 million compared to $(18.5) million in the same period in 2017.

At September 30, 2018, cash and cash equivalents totaled $3.0 million compared to $1.9 million at December 31, 2017. After multiple extensions and increasing the maximum price from $7.20 to $8.00, on July 12th, Clarus announced the results of its $7.5 million modified Dutch auction tender offer. Clarus accepted for purchase 417,237 shares of the Company’s common stock for an aggregate cost of approximately $3.3 million, excluding fees and expenses.

On August 6, 2018, the Company announced that its board of directors approved the initiation of a quarterly cash dividend program of $0.025 per share, or $0.10 per share on an annualized basis. On October 26, 2018, Clarus announced its quarterly dividend will be paid on November 16, 2018, to shareholders of record as of the close of business on November 2, 2018.

The Company’s debt balance at September 30, 2018, was $22.7 million compared to $20.8 million at December 31, 2017.

Increased 2018 Outlook

Clarus now expects fiscal year 2018 sales to come in at the upper end of its previously stated $205-$210 million range ($202-$207 million on a constant currency basis) compared to $170.7 million in 2017.

The Company also now expects adjusted EBITDA margin to be approximately 9.5% (8.5% in prior outlook), which includes $5 million of cash corporate overhead expenditures, compared to 3.6% in 2017.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $157 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2018 results.

Date: Monday, November 5, 2018

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 2286038

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 19, 2018.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 2286038

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPS® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash	$3,005	$1,856
Accounts receivable, less allowance for doubtful accounts of $495 and $382, respectively	39,295	35,817
Inventories	60,840	58,138
Prepaid and other current assets	4,362	3,633
Income tax receivable	43	-
Total current assets	107,545	99,444

Property and equipment, net	22,971	24,345
Other intangible assets, net	20,259	23,238
Indefinite lived intangible assets	41,742	41,843
Goodwill	18,090	17,745
Other long-term assets	1,489	834
Total assets	$212,096	$207,449

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,504	$19,456
Income tax payable	248	328
Current portion of long-term debt	41	-
Total current liabilities	21,793	19,784

Long-term debt	22,655	20,842
Deferred income taxes	3,553	3,666
Other long-term liabilities	101	175
Total liabilities	48,102	44,467

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 33,244 and 32,917 issued and 29,850 and 30,041 outstanding, respectively	3	3
Additional paid in capital	487,819	485,285
Accumulated deficit	(307,378)	(310,390)
Treasury stock, at cost	(17,124)	(12,415)
Accumulated other comprehensive income	674	499
Total stockholders' equity	163,994	162,982
Total liabilities and stockholders' equity	$212,096	$207,449

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2018	September 30, 2017

Sales
Domestic sales	$26,168	$21,141
International sales	29,518	24,633
Total sales	55,686	45,774

Cost of goods sold	35,829	30,490
Gross profit	19,857	15,284

Operating expenses
Selling, general and administrative	15,773	14,431
Restructuring charge	22	33
Transaction costs	50	1,869

Total operating expenses	15,845	16,333

Operating income (loss)	4,012	(1,049)

Other (expense) income
Interest expense, net	(303)	(71)
Other, net	102	213

Total other (expense) income, net	(201)	142

Income (loss) before income tax	3,811	(907)
Income tax (benefit) expense	(316)	676
Net income (loss)	$4,127	$(1,583)

Net income (loss) per share:
Basic	$0.14	$(0.05)
Diluted	0.14	(0.05)

Weighted average shares outstanding:
Basic	29,739	30,017
Diluted	30,166	30,017

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Sales
Domestic sales	$79,667	$59,474
International sales	75,167	58,536
Total sales	154,834	118,010

Cost of goods sold	101,290	81,388
Gross profit	53,544	36,622

Operating expenses
Selling, general and administrative	48,692	39,826
Restructuring charge	86	116
Transaction costs	383	1,869

Total operating expenses	49,161	41,811

Operating income (loss)	4,383	(5,189)

Other (expense) income
Interest expense, net	(1,020)	(948)
Other, net	31	435

Total other expense, net	(989)	(513)

Income (loss) before income tax	3,394	(5,702)
Income tax (benefit) expense	(359)	990
Net income (loss)	$3,753	$(6,692)

Net income (loss) per share:
Basic	$0.13	$(0.22)
Diluted	0.12	(0.22)

Weighted average shares outstanding:
Basic	29,939	30,015
Diluted	30,162	30,015

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2018		September 30, 2017

Gross profit as reported	$19,857	Gross profit as reported	$15,284
Plus impact of inventory fair value adjustment	-	Plus impact of inventory fair value adjustment	420
Adjusted gross profit	$19,857	Adjusted gross profit	$15,704

Gross margin as reported	35.7%	Gross margin as reported	33.4%

Adjusted gross margin	35.7%	Adjusted gross margin	34.3%

NINE MONTHS ENDED

	September 30, 2018		September 30, 2017

Gross profit as reported	$53,544	Gross profit as reported	$36,622
Plus impact of inventory fair value adjustment	1,049	Plus impact of inventory fair value adjustment	420
Adjusted gross profit	$54,593	Adjusted gross profit	$37,042

Gross margin as reported	34.6%	Gross margin as reported	31.0%

Adjusted gross margin	35.3%	Adjusted gross margin	31.4%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2018	Per Diluted Share	September 30, 2017	Per Diluted Share

Net income (loss)	$4,127	$0.14	$(1,583)	$(0.05)

Amortization of intangibles	965	0.03	648	0.02
Depreciation	1,106	0.04	725	0.02
Amortization of debt issuance costs	64	0.00	11	0.00
Stock-based compensation	912	0.03	387	0.01
Loss (gain) from removal of accumulated translation adjustment	131	0.00	(68)	(0.00)
Inventory fair value of purchase accounting	-	-	420	0.01
Income tax (benefit) expense	(316)	(0.01)	676	0.02
Cash paid for income taxes	(50)	(0.00)	(56)	(0.00)

Net income before non-cash items	$6,939	$0.23	$1,160	$0.04

Restructuring charge	22	0.00	33	0.00
Transaction costs	50	0.00	1,869	0.06
State cash taxes on adjustments	(2)	(0.00)	(79)	(0.00)
AMT cash taxes on adjustments	(1)	(0.00)	(36)	(0.00)

Adjusted net income before non-cash items	$7,008	$0.23	$2,947	$0.10

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO NET INCOME (LOSS) BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2018	Per Diluted Share	September 30, 2017	Per Diluted Share

Net income (loss)	$3,753	$0.12	$(6,692)	$(0.22)

Amortization of intangibles	2,902	0.10	1,183	0.04
Depreciation	3,314	0.11	1,830	0.06
Accretion of note discount	-	-	833	0.03
Amortization of debt issuance costs	371	0.01	11	0.00
Stock-based compensation	2,067	0.07	729	0.02
Loss (gain) from removal of accumulated translation adjustment	172	0.01	(149)	(0.00)
Inventory fair value of purchase accounting	1,049	0.03	420	0.01
Income tax (benefit) expense	(359)	(0.01)	990	0.03
Cash paid for income taxes	(296)	(0.01)	(946)	(0.03)

Net income (loss) before non-cash items	$12,973	$0.43	$(1,791)	$(0.06)

Restructuring charge	86	0.00	116	0.00
Transaction costs	383	0.01	1,869	0.06
State cash taxes on adjustments	(14)	(0.00)	(83)	(0.00)
AMT cash taxes on adjustments	(9)	(0.00)	(38)	(0.00)

Adjusted net income before non-cash items	$13,419	$0.44	$73	$0.00

  CLARUS CORPORATION

  RECONCILIATION FROM NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

  (In thousands)

	Three Months Ended
	September 30, 2018	September 30, 2017

Net income (loss)	$4,127	$(1,583)

Income tax (benefit) expense	(316)	676
Other, net	(102)	(213)
Interest expense, net	303	71

Operating income (loss)	4,012	(1,049)

Depreciation	1,106	725
Amortization of intangibles	965	648

EBITDA	$6,083	$324

Restructuring charge	22	33
Transaction costs	50	1,869
Inventory fair value of purchase accounting	-	420
Stock-based compensation	912	387

Adjusted EBITDA	$7,067	$3,033

  CLARUS CORPORATION

  RECONCILIATION FROM NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

  (In thousands)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Net income (loss)	$3,753	$(6,692)

Income tax (benefit) expense	(359)	990
Other, net	(31)	(435)
Interest expense, net	1,020	948

Operating income (loss)	4,383	(5,189)

Depreciation	3,314	1,830
Amortization of intangibles	2,902	1,183

EBITDA	$10,599	$(2,176)

Restructuring charge	86	116
Transaction costs	383	1,869
Inventory fair value of purchase accounting	1,049	420
Stock-based compensation	2,067	729

Adjusted EBITDA	$14,184	$958

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